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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant
                         ------------------------------

The following table lists all subsidiaries of the Registrant:

Subsidiary                                                      Jurisdiction of Incorporation
----------                                                      -----------------------------

The Althexis Company, Inc.                                                  Delaware
(subsidiary since October 24, 2001)

Maret Corporation (doing business as Maret Pharmaceuticals)                 Delaware
(subsidiary since March 11, 2002)